Exhibit 10.1

PURCHASE AGREEMENT

PURCHASE AGREEMENT (the “Agreement”), dated as of March 29, 2021, by and between BIOCARDIA, INC., a Delaware corporation, (the “Company”), LINCOLN PARK CAPITAL FUND, LLC, an Illinois limited liability company (the “Investor”).

WHEREAS:

Subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Investor, and the Investor wishes to buy from the Company, up to Twenty Million Dollars ($20,000,000) of the Company's common stock, $0.001 par value per share (the "Common Stock"). The shares of Common Stock to be purchased hereunder are referred to herein as the "Purchase Shares."

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.	CERTAIN DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a)         “Accelerated Purchase Date” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, the Business Day immediately following the applicable Regular Purchase Date with respect to the corresponding Regular Purchase referred to in clause (i) of the second sentence of Section 2(b) hereof.

(b)         “Accelerated Purchase Minimum Price Threshold” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, the minimum per share price threshold set forth by the Company (if any) in the applicable Accelerated Purchase Notice.

(c)         “Accelerated Purchase Notice” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, an irrevocable written notice from the Company to the Investor directing the Investor to purchase the number of Purchase Shares specified by the Company therein as the Accelerated Purchase Share Amount to be purchased by the Investor (such specified Accelerated Purchase Share Amount subject to adjustment in accordance with Section 2(b) hereof as necessary to give effect to the Purchase Share amount limitations applicable to such Accelerated Purchase Share Amount as set forth in this Agreement) at the applicable Accelerated Purchase Price on the applicable Accelerated Purchase Date for such Accelerated Purchase.

(d)         “Accelerated Purchase Price” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, the lower of (i) ninety-seven percent (97%) of the VWAP for the period beginning at 9:30:01 a.m., Eastern time, on the applicable Accelerated Purchase Date, or such other time publicly announced by the Principal Market as the official open (or commencement) of trading on the Principal Market on such applicable Accelerated Purchase Date (the “Accelerated Purchase Commencement Time”), and ending at the earliest of (A) 4:00:00 p.m., Eastern time, on such applicable Accelerated Purchase Date, or such other time publicly announced by the Principal Market as the official close of trading on the Principal Market on such applicable Accelerated Purchase Date, (B) such time, from and after the Accelerated Purchase Commencement Time for such Accelerated Purchase, that the total number (or volume) of shares of Common Stock traded on the Principal Market has exceeded the applicable Accelerated Purchase Share Volume Maximum, and (C) such time, from and after the Accelerated Purchase Commencement Time for such Accelerated Purchase, that the Sale Price has fallen below the applicable Accelerated Purchase Minimum Price Threshold (if any) (such earliest of (i)(A), (i)(B) and (i)(C) above, the “Accelerated Purchase Termination Time”), and (ii) the Closing Sale Price of the Common Stock on such applicable Accelerated Purchase Date (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

(e)         “Accelerated Purchase Share Amount” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, the number of Purchase Shares directed by the Company to be purchased by the Investor in an applicable Accelerated Purchase Notice, which number of Purchase Shares shall not exceed the lesser of (i) 300% of the number of Purchase Shares directed by the Company to be purchased by the Investor pursuant to the corresponding Regular Purchase Notice for the corresponding Regular Purchase referred to in clause (i)(A) of the second sentence of Section 2(b) hereof (such corresponding Regular Purchase being subject to the applicable Regular Purchase Share Limit) and (ii) an amount equal to (A) the Accelerated Purchase Share Percentage multiplied by (B) the total number (or volume) of shares of Common Stock traded on the Principal Market during the period on the applicable Accelerated Purchase Date beginning at the Accelerated Purchase Commencement Time for such Accelerated Purchase and ending at the Accelerated Purchase Termination Time for such Accelerated Purchase; provided, however, that that the parties may mutually agree to increase the Accelerated Purchase Share Amount applicable to any Accelerated Purchase.

(f)         “Accelerated Purchase Share Percentage” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, thirty percent (30%).

(g)       “Accelerated Purchase Share Volume Maximum” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, a number of shares of Common Stock equal to (i) the number of Purchase Shares specified by the Company in the applicable Accelerated Purchase Notice as the Accelerated Purchase Share Amount to be purchased by the Investor in such Accelerated Purchase, divided by (ii) the Accelerated Purchase Share Percentage (to be appropriately adjusted for any applicable reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

(h)      “Additional Accelerated Purchase Date” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, the Business Day (i) that is the Accelerated Purchase Date with respect to the corresponding Accelerated Purchase referred to in clause (i) of the proviso in the second sentence of Section 2(c) hereof and (ii) on which the Investor receives, prior to 1:00 p.m., Eastern time, on such Business Day, a valid Additional Accelerated Purchase Notice for such Additional Accelerated Purchase in accordance with this Agreement.

(i)         “Additional Accelerated Purchase Minimum Price Threshold” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, the minimum per share price threshold (if any) set forth by the Company in the applicable Additional Accelerated Purchase Notice.

(j)       “Additional Accelerated Purchase Notice” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, an irrevocable written notice from the Company to the Investor directing the Investor to purchase the number of Purchase Shares specified by the Company therein as the Additional Accelerated Purchase Share Amount to be purchased by the Investor (such specified Additional Accelerated Purchase Share Amount subject to adjustment in accordance with Section 2(c) hereof as necessary to give effect to the Purchase Share amount limitations applicable to such Additional Accelerated Purchase Share Amount as set forth in this Agreement) at the applicable Additional Accelerated Purchase Price on the applicable Additional Accelerated Purchase Date for such Additional Accelerated Purchase.

(k)         “Additional Accelerated Purchase Price” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, the lower of (i) ninety-seven percent (97%) of the VWAP for the period on the applicable Additional Accelerated Purchase Date, beginning at the latest of (A) the applicable Accelerated Purchase Termination Time with respect to the corresponding Accelerated Purchase referred to in clause (i) of the proviso in the second sentence of Section 2(c) hereof on such Additional Accelerated Purchase Date, (B) the applicable Additional Accelerated Purchase Termination Time with respect to the most recently completed prior Additional Accelerated Purchase on such Additional Accelerated Purchase Date, as applicable, and (C) the time at which all Purchase Shares subject to all prior Accelerated Purchases and Additional Accelerated Purchases (as applicable), including, without limitation, those that have been effected on the same Business Day as the applicable Additional Accelerated Purchase Date with respect to which the applicable Additional Accelerated Purchase relates, have theretofore been received by the Investor as DWAC Shares in accordance with this Agreement (such latest of (i)(A), (i)(B) and (i)(C) above, the “Additional Accelerated Purchase Commencement Time”), and ending at the earliest of (X) 4:00 p.m., Eastern time, on such Additional Accelerated Purchase Date, or such other time publicly announced by the Principal Market as the official close of trading on the Principal Market on such Additional Accelerated Purchase Date, (Y) such time, from and after the Additional Accelerated Purchase Commencement Time for such Additional Accelerated Purchase, that total number (or volume) of shares of Common Stock traded on the Principal Market has exceeded the applicable Additional Accelerated Purchase Share Volume Maximum, and (Z) such time, from and after the Additional Accelerated Purchase Commencement Time for such Additional Accelerated Purchase, that the Sale Price has fallen below the applicable Additional Accelerated Purchase Minimum Price Threshold (if any) (such earliest of (i)(X), (i)(Y) and (i)(Z) above, the “Additional Accelerated Purchase Termination Time”), and (ii) the Closing Sale Price of the Common Stock on such Additional Accelerated Purchase Date (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

(l)         “Additional Accelerated Purchase Share Amount” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, the number of Purchase Shares directed by the Company to be purchased by the Investor on an Additional Accelerated Purchase Notice, which number of Purchase Shares shall not exceed the lesser of (i) 300% of the number of Purchase Shares directed by the Company to be purchased by the Investor pursuant to the corresponding Regular Purchase Notice for the corresponding Regular Purchase referred to in clause (i)(A) of the second sentence of Section 2(b) hereof (such corresponding Regular Purchase being subject to the applicable Regular Purchase Share Limit) and (ii) an amount equal to (A) the Additional Accelerated Purchase Share Percentage multiplied by (B) the total number (or volume) of shares of Common Stock traded on the Principal Market during the period on the applicable Additional Accelerated Purchase Date beginning at the Additional Accelerated Purchase Commencement Time for such Additional Accelerated Purchase and ending at the Additional Accelerated Purchase Termination Time for such Additional Accelerated Purchase; provided, however, that that the parties may mutually agree to increase the Additional Accelerated Purchase Share Amount applicable to any Additional Accelerated Purchase.

(m)         “Additional Accelerated Purchase Share Percentage” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, thirty percent (30%).

(n)         “Additional Accelerated Purchase Share Volume Maximum” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, a number of shares of Common Stock equal to (i) the number of Purchase Shares specified by the Company in the applicable Additional Accelerated Purchase Notice as the Additional Accelerated Purchase Share Amount to be purchased by the Investor in such Additional Accelerated Purchase, divided by (ii) the Additional Accelerated Purchase Share Percentage (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

(o)         “Alternate Adjusted Regular Purchase Share Limit” means, with respect to a Regular Purchase made pursuant to Section 2(a) hereof, the maximum number of Purchase Shares which, taking into account the applicable per share Regular Purchase Price therefor calculated in accordance with this Agreement, would enable the Company to deliver to the Investor, on the applicable Regular Purchase Date for such Regular Purchase, a Regular Purchase Notice for a Purchase Amount equal to, or as closely approximating without exceeding, Two Hundred Fifty Thousand Dollars ($250,000).

(p)          “Available Amount” means, initially, Twenty Million Dollars ($20,000,000) in the aggregate, which amount shall be reduced by the Purchase Amount each time the Investor purchases Purchase Shares pursuant to Section 2 hereof.

(q)          “Average Price” means a price per Purchase Share (rounded to the nearest tenth of a cent) equal to the quotient obtained by dividing (i) the aggregate gross purchase price paid by the Investor for all Purchase Shares purchased pursuant to this Agreement, by (ii) the aggregate number of Purchase Shares issued pursuant to this Agreement.

(r)          “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

(s)        “Base Price” means a price per Purchase Share equal to the sum of (i) the Signing Market Price and (ii) $0.1636 (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction that occurs on or after the date of this Agreement).

(t)          “Base Prospectus” shall have the meaning ascribed to such term in the Registration Rights Agreement.

(u)          “Business Day” means any day on which the Principal Market is open for trading, including any day on which the Principal Market is open for trading for a period of time less than the customary time.

(v)         “Closing Sale Price” means, for any security as of any date, the last closing sale price for such security on the Principal Market as reported by the Principal Market.

(w)         “Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, plant and equipment), which is designated as "Confidential," "Proprietary" or some similar designation. Information communicated orally shall be considered Confidential Information if such information is confirmed in writing as being Confidential Information within ten (10) Business Days after the initial disclosure. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party without confidential restriction at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession; or (vi) is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

(x)         “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(y)         “DTC” means The Depository Trust Company, or any successor performing substantially the same function for the Company.

(z)         “DWAC Shares” means shares of Common Stock that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and (iii) timely credited by the Company to the Investor’s or its designee’s specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program, or any similar program hereafter adopted by DTC performing substantially the same function.

(aa)          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(bb)        “Fully Adjusted Regular Purchase Share Limit” means, with respect to any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction from and after the date of this Agreement, the Regular Purchase Share Limit (as defined in Section 2(a) hereof) in effect on the applicable date of determination, after giving effect to the full proportionate adjustment thereto made pursuant to Section 2(a) hereof for or in respect of such reorganization, recapitalization, non-cash dividend, stock split or other similar transaction.

(cc)         “Initial Prospectus Supplement” shall have the meaning ascribed to such term in the Registration Rights Agreement.

(dd)       “Material Adverse Effect” means any material adverse effect on (i) the enforceability of any Transaction Document, (ii) the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole, other than any material adverse effect that resulted exclusively from (A) any change in the United States or foreign economies or securities or financial markets in general that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (B) any change that generally affects the industry in which the Company and its Subsidiaries operate that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (C) any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof, (D) any action taken by the Investor, its affiliates or its or their successors and assigns with respect to the transactions contemplated by this Agreement, (E) the effect of any change in applicable laws or accounting rules that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, or (F) any change resulting from compliance with terms of this Agreement or the consummation of the transactions contemplated by this Agreement, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document to be performed as of the date of determination.

(ee)         “Maturity Date” means the first day of the month immediately following the thirty-six (36) month anniversary of the Commencement Date.

(ff)         “Person” means an individual or entity including but not limited to any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(gg)       “Principal Market” means The Nasdaq Capital Market (or any nationally recognized successor thereto); provided however, that in the event the Company’s Common Stock is ever listed or traded on The Nasdaq Global Market, The Nasdaq Global Select Market, the New York Stock Exchange, the NYSE American, the NYSE Arca or the OTC Bulletin Board (it being understood that as used herein “OTC Bulletin Board” shall also mean any successor or comparable market quotation system or exchange to the OTC Bulletin Board such as the OTCQX and OTCQB operated by the OTC Markets Group, Inc.), then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded or any successor thereto.

(hh)        “Prospectus” shall have the meaning ascribed to such term in the Registration Rights Agreement.

(ii)         “Prospectus Supplement” shall have the meaning ascribed to such term in the Registration Rights Agreement.

(jj)         “Purchase Amount” means, with respect to the Initial Purchase, a Regular Purchase, an Accelerated Purchase or an Additional Accelerated Purchase made hereunder, as applicable, the portion of the Available Amount to be purchased by the Investor pursuant to Section 2 hereof.

(kk)         “Registration Statement” shall have the meaning ascribed to such term in the Registration Rights Agreement.

(ll)         “Regular Purchase Date” means, with respect to a Regular Purchase made pursuant to Section 2(a) hereof, the Business Day on which the Investor receives, after 4:00 p.m., Eastern time, but prior to 5:00 p.m., Eastern time, on such Business Day, a valid Regular Purchase Notice for such Regular Purchase in accordance with this Agreement.

(mm)      “Regular Purchase Notice” means, with respect to a Regular Purchase pursuant to Section 2(a) hereof, an irrevocable written notice from the Company to the Investor directing the Investor to buy a specified number of Purchase Shares (subject to the Purchase Share limitations contained in Section 2(a) hereof) at the applicable Regular Purchase Price for such Regular Purchase in accordance with this Agreement.

(nn)         “Regular Purchase Price” means, with respect to a Regular Purchase made pursuant to Section 2(a) hereof, the lower of: (i) the lowest Sale Price on the applicable Regular Purchase Date for such Regular Purchase and (ii) the arithmetic average of the three (3) lowest Closing Sale Prices for the Common Stock during the ten (10) consecutive Business Days ending on the Business Day immediately preceding such Regular Purchase Date for such Regular Purchase (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction that occurs on or after the date of this Agreement).

(oo)         “Regular Purchase Share Limit” means, with respect to a Regular Purchase pursuant to Section 2(a) hereof, One Hundred Thousand (100,000) Purchase Shares, subject to adjustment as set forth below; provided, however, that (i) the Regular Purchase Share Limit shall be increased to One Hundred Fifty Thousand (150,000) Purchase Shares, if the Closing Sale Price of the Common Stock on the applicable Regular Purchase Date is not below $5.00, and (ii) the Regular Purchase Share Limit shall be increased to Two Hundred Thousand (200,000) Purchase Shares, if the Closing Sale Price of the Common Stock on the applicable Regular Purchase Date is not below $7.00 (all of which share and dollar amounts shall be appropriately proportionately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction; provided that if, after giving effect to the full proportionate adjustment to the Regular Purchase Share Limit therefor, the Fully Adjusted Regular Purchase Share Limit then in effect would preclude the Company from delivering to the Investor, on a Regular Purchase Date for a Regular Purchase hereunder, a Regular Purchase Notice for a Purchase Amount equal to or greater than Two Hundred Fifty Thousand Dollars ($250,000) (which shall be determined by multiplying (X) the Fully Adjusted Regular Purchase Share Limit then in effect on such Regular Purchase Date, by (Y) the applicable Regular Purchase Price per Purchase Share for such Regular Purchase calculated in accordance with this Agreement), the Regular Purchase Share Limit shall equal the applicable Alternate Adjusted Regular Purchase Share Limit); provided, further, however, that the Investor’s committed obligation under any single Regular Purchase, other than any Regular Purchase with respect to which an Alternate Adjusted Regular Purchase Share Limit shall apply, shall not exceed Two Million Dollars ($2,000,000); provided that the parties may mutually agree to increase the Regular Purchase Share Limit applicable to any Regular Purchase on any Purchase Date above the forgoing amounts that the Investor is committed to purchase.

(pp)         “Sale Price” means any trade price for the shares of Common Stock on the Principal Market as reported by the Principal Market.

(qq)         “SEC” means the U.S. Securities and Exchange Commission.

(rr)          “Securities” means, collectively, the Purchase Shares and the Commitment Shares.

(ss)         “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(tt)          “Signing Market Price” means $4.11, representing the official closing price of the Common Stock on The Nasdaq Capital Market (as reflected on Nasdaq.com) on the Business Day immediately preceding the date of this Agreement.

(uu)         “Subsidiary” means any Person the Company wholly-owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

(yy)         “Transaction Documents” means, collectively, this Agreement and the schedules and exhibits hereto, the Registration Rights Agreement and the schedules and exhibits thereto, and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

(zz)       “Transfer Agent” means Continental Stock Transfer & Trust, or such other Person who is then serving as the transfer agent for the Company in respect of the Common Stock.

(aaa)       “VWAP” means in respect of an Accelerated Purchase Date and an Additional Accelerated Purchase Date, as applicable, the volume weighted average price of the Common Stock on the Principal Market, as reported on the Principal Market or by another reputable source such as Bloomberg, L.P.

2.	PURCHASE OF COMMON STOCK.

Subject to the terms and conditions set forth in this Agreement, the Company has the right to sell to the Investor, and the Investor has the obligation to purchase from the Company, Purchase Shares as follows:

(a)         Commencement of Regular Sales of Common Stock. Following the satisfaction of all of the conditions set forth in Sections 7 and 8 hereof on the date of this Agreement (the “Commencement” and the date of this Agreement the “Commencement Date”), during the term of this Agreement, the Company shall have the right, but not the obligation, to direct the Investor, by its timely delivery to the Investor of a Regular Purchase Notice from time to time in accordance with this Agreement, to purchase up to the Regular Purchase Share Limit at the applicable Regular Purchase Price on the applicable Regular Purchase Date (each such purchase a “Regular Purchase”). The Company may deliver a Regular Purchase Notice to the Investor as often as every Business Day, so long as all Purchase Shares subject to all prior Regular Purchases, and all Additional Commitment Shares issuable with respect thereto under Section 5(e), have theretofore been received by the Investor as DWAC Shares in accordance with this Agreement.

(b)         Accelerated Purchases. Subject to the terms and conditions of this Agreement, after the Commencement Date and during the term of this Agreement, in addition to purchases of Purchase Shares as described in Section 2(a) above, the Company shall also have the right, but not the obligation, to direct the Investor, by its timely delivery to the Investor of an Accelerated Purchase Notice from time to time in accordance with this Agreement, to purchase the applicable Accelerated Purchase Share Amount at the Accelerated Purchase Price on the Accelerated Purchase Date therefor in accordance with this Agreement (each such purchase, an “Accelerated Purchase”). The Company may deliver an Accelerated Purchase Notice to the Investor only (i) on a Regular Purchase Date on which the Company also properly submitted a Regular Purchase Notice for a Regular Purchase of not less than the Regular Purchase Share Limit then in effect, and (ii) if all Purchase Shares subject to all Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases prior to the Regular Purchase Date referred to in clause (i) hereof (as applicable), and all Additional Commitment Shares issuable with respect thereto under Section 5(e), have theretofore been received by the Investor as DWAC Shares in accordance with this Agreement. Within one (1) Business Day after completion of each Accelerated Purchase Date for an Accelerated Purchase, the Investor will provide to the Company a written confirmation of such Accelerated Purchase setting forth the applicable Accelerated Purchase Share Amount and Accelerated Purchase Price for such Accelerated Purchase (each, an “Accelerated Purchase Confirmation”).

(c)         Additional Accelerated Purchases. Subject to the terms and conditions of this Agreement, after the Commencement Date and during the term of this Agreement, in addition to purchases of Purchase Shares as described in Section 2(a) and Section 2(b) above, the Company shall also have the right, but not the obligation, to direct the Investor, by its timely delivery to the Investor of an Additional Accelerated Purchase Notice on an Additional Accelerated Purchase Date in accordance with this Agreement, to purchase the applicable Additional Accelerated Purchase Share Amount at the applicable Additional Accelerated Purchase Price therefor in accordance with this Agreement (each such purchase, an “Additional Accelerated Purchase”). The Company may deliver multiple Additional Accelerated Purchase Notices to the Investor on an Additional Accelerated Purchase Date only (i) on a Business Day that is also the Accelerated Purchase Date for an Accelerated Purchase with respect to which each of the conditions set forth in the second sentence of Section 2(b) have been satisfied, and (ii) if all Purchase Shares subject to all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, including, without limitation, those that have been effected on the same Business Day as the applicable Additional Accelerated Purchase Date with respect to which the applicable Additional Accelerated Purchase relates, and all Additional Commitment Shares issuable with respect thereto under Section 5(e), have theretofore been received by the Investor as DWAC Shares in accordance with this Agreement. The Investor will provide to the Company a written confirmation of each Additional Accelerated Purchase on such Additional Accelerated Purchase Date setting forth the applicable Additional Accelerated Purchase Share Amount and Additional Accelerated Purchase Price for each such Additional Accelerated Purchase on such Additional Accelerated Purchase Date in the Accelerated Purchase Confirmation for the related Accelerated Purchase as provided in the last sentence of Section 2(b).

(d)         Initial Purchase. Upon the satisfaction of all of the conditions set forth in Sections 7 and 8 hereof at the Commencement on the Commencement Date, and in addition to purchases of Purchase Shares as described in Section 2(a), Section 2(b) and Section 2(c) above, on the Commencement Date, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, 373,832 shares of Common Stock, at a price of $5.35 per share, for aggregate consideration of Two Million Dollars ($2,000,000) (such one-time purchase, the “Initial Purchase”).

(e)         Excess Share Limitations. If the Company delivers any Regular Purchase Notice for a Purchase Amount in excess of the Regular Purchase Share Limit, such Regular Purchase Notice shall be void ab initio to the extent of the amount by which the number of Purchase Shares set forth in such Regular Purchase Notice exceeds the number of Purchase Shares which the Company is permitted to include in such Regular Purchase Notice in accordance herewith, and the Investor shall have no obligation to purchase such excess Purchase Shares in respect of such Regular Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the number of Purchase Shares which the Company is permitted to include in such Regular Purchase Notice. If the Company delivers any Accelerated Purchase Notice or Additional Accelerated Purchase Notice directing the Investor to purchase an amount of Purchase Shares that exceeds the Accelerated Purchase Share Amount or Additional Accelerated Purchase Amount, as applicable, that the Company is then permitted to include in such Accelerated Purchase Notice or Additional Accelerated Purchase Notice, respectively, such Accelerated Purchase Notice or Additional Accelerated Purchase Notice, as applicable, shall be void ab initio to the extent of the amount by which the number of Purchase Shares set forth in such Accelerated Purchase Notice or Additional Accelerated Purchase Notice, as applicable, exceeds the Accelerated Purchase Share Amount or Additional Accelerated Purchase Amount, respectively, that the Company is then permitted to include in such Accelerated Purchase Notice or Additional Accelerated Purchase Notice, respectively (which amount shall be confirmed in an Accelerated Purchase Confirmation), and the Investor shall have no obligation to purchase such excess Purchase Shares; provided, however, that the Investor shall remain obligated to purchase the Accelerated Purchase Share Amount or Additional Accelerated Purchase Amount, as applicable, which the Company is permitted to include in such Accelerated Purchase Notice or Additional Accelerated Purchase Notice, respectively.

(f)         Payment for Purchase Shares. For the Initial Purchase and for each Regular Purchase, the Investor shall pay to the Company an amount equal to the Purchase Amount with respect to such Regular Purchase as full payment for such Purchase Shares via wire transfer of immediately available funds on the same Business Day that the Investor receives such Purchase Shares, if such Purchase Shares are received by the Investor before 1:00 p.m., Eastern time, or, if such Purchase Shares are received by the Investor after 1:00 p.m., Eastern time, the next Business Day. For each Accelerated Purchase and each Additional Accelerated Purchase, the Investor shall pay to the Company an amount equal to the Purchase Amount with respect to such Accelerated Purchase and Additional Accelerated Purchase, respectively, as full payment for such Purchase Shares via wire transfer of immediately available funds on the second (2nd) Business Day following the date that the Investor receives such Purchase Shares. If the Company or the Transfer Agent shall fail for any reason or for no reason to electronically transfer any Purchase Shares as DWAC Shares in respect of the Initial Purchase, a Regular Purchase, an Accelerated Purchase or an Additional Accelerated Purchase (as applicable) within two (2) Business Days following the receipt by the Company of the aggregate Initial Purchase Price, Regular Purchase Price, Accelerated Purchase Price or Additional Accelerated Purchase Price (as applicable) therefor in compliance with this Section 2(f), and if on or after such Business Day the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Purchase Shares that the Investor anticipated receiving from the Company in respect of such Initial Purchase, Regular Purchase, Accelerated Purchase or Additional Accelerated Purchase, then the Company shall, within two (2) Business Days after the Investor’s request, either (i) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Cover Price”), at which point the Company’s obligation to deliver such Purchase Shares as DWAC Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Investor such Purchase Shares as DWAC Shares and pay cash to the Investor in an amount equal to the excess (if any) of the Cover Price over the total Purchase Amount paid by the Investor pursuant to this Agreement for all of the Purchase Shares to be purchased by the Investor in connection with such Initial Purchase, Regular Purchase, Accelerated Purchase or Additional Accelerated Purchase (as applicable). The Company shall not issue any fraction of a share of Common Stock upon the Initial Purchase, any Regular Purchase, any Accelerated Purchase or any Additional Accelerated Purchase. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share. All payments made under this Agreement shall be made in lawful money of the United States of America or wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day.

(g)          Compliance with Rules of Principal Market.

(i)         Exchange Cap. Subject to Section 2(g)(ii) below, the Company shall not issue or sell any shares of Common Stock pursuant to this Agreement, and the Investor shall not purchase or acquire any shares of Common Stock pursuant to this Agreement, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to this Agreement and the transactions contemplated hereby would exceed 3,266,177 (representing 19.99% of the shares of Common Stock issued and outstanding immediately prior to the execution of this Agreement), which number of shares shall be (i) reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of The Nasdaq Stock Market and (ii) appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction that occurs after the date of this Agreement (such maximum number of shares, the “Exchange Cap”), unless and until the Company elects to solicit stockholder approval of the issuance of Common Stock as contemplated by this Agreement, and the stockholders of the Company have in fact approved the issuance of Common Stock as contemplated by this Agreement in accordance with the applicable rules of The Nasdaq Stock Market. For the avoidance of doubt, the Company may, but shall be under no obligation to, request its stockholders to approve the issuance of Common Stock as contemplated by this Agreement; provided, that if stockholder approval is not obtained in accordance with this Section 2(g)(i), the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all times during the term of this Agreement (except as set forth in Section 2(g)(ii) below).

(ii)         At-Market Transaction. Notwithstanding Section 2(g)(i) above, the Exchange Cap shall not be applicable for any purposes of this Agreement and the transactions contemplated hereby, solely to the extent that (and only for so long as) the Average Price shall equal or exceed the Base Price (it being hereby acknowledged and agreed that the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all other times during the term of this Agreement, unless the stockholder approval referred to in Section 2(g)(i) is obtained). The parties acknowledge and agree that the Signing Market Price used to determine the Base Price hereunder represents the lower of (i) the official closing price of the Common Stock on The Nasdaq Capital Market (as reflected on Nasdaq.com) on the date of this Agreement and (ii) the average official closing price of the Common Stock on The Nasdaq Capital Market (as reflected on Nasdaq.com) for the five (5) consecutive trading days ending on the date of this Agreement.

(iii)         General. The Company shall not issue any shares of Common Stock pursuant to this Agreement if such issuance would reasonably be expected to result in (A) a violation of the Securities Act or (B) a breach of the rules and regulations of The Nasdaq Stock Market. The provisions of this Section 2(g) shall be implemented in a manner otherwise than in strict conformity with the terms hereof only if necessary to ensure compliance with the Securities Act and the rules and regulations of The Nasdaq Stock Market.

(h)         Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and the Investor shall not purchase or acquire, any shares of Common Stock under this Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor of more than 9.99% of the then issued and outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). Upon the written or oral request of the Investor, the Company shall promptly (but not later than 24 hours) confirm orally or in writing to the Investor the number of shares of Common Stock then outstanding. The Investor, upon written notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(h), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to this Agreement and the provisions of this Section 2(h) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such written notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(h) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The Investor and the Company shall each cooperate in good faith in the determinations required hereby and the application hereof. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error.

3.	INVESTOR'S REPRESENTATIONS AND WARRANTIES.

The Investor represents and warrants to the Company that as of the date hereof and as of the Commencement Date:

(a)        Organization, Authority. Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.

(b)         Accredited Investor Status. The Investor is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act.

(c)         Information. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor (i) is able to bear the economic risk of an investment in the Securities including a total loss thereof, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and others matters related to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its representatives shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in Section 4 below. The Investor has sought such accounting, legal and tax advice from its own independent advisors as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities and is not relying on any accounting, legal, tax or other advice from the Company or its officers, employees, representatives or advisors. The Investor acknowledges and agrees that the Company neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4 hereof.

(e)         No Governmental Review. The Investor understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f)         Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(g)         Residency. The Investor is a resident of the State of Illinois.

(h)         No Short Selling. The Investor represents and warrants to the Company that at no time prior to the date of this Agreement has any of the Investor, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) "short sale" (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Investor that as of the date hereof and as of the Commencement Date:

(a)         Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any of its Subsidiaries is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. The Company has no Subsidiaries except as set forth on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as amended.

(b)         Authorization; Enforcement; Validity. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and each of the other Transaction Documents, and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the issuance of the Commitment Shares (as defined below in Section 5(e)) and the reservation for issuance and the issuance of the Purchase Shares issuable under this Agreement, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders (except as provided in this Agreement), (iii) each of this Agreement and the Registration Rights Agreement has been, and each other Transaction Document shall be on the Commencement Date, duly executed and delivered by the Company and (iv) each of this Agreement and the Registration Rights Agreement constitutes, and each other Transaction Document upon its execution on behalf of the Company, shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies. The Board of Directors of the Company has approved the resolutions (the “Signing Resolutions”) substantially in the form as set forth as Exhibit B attached hereto to authorize this Agreement, the Registration Rights Agreement and the transactions contemplated hereby. The Signing Resolutions are valid, in full force and effect and have not been modified or supplemented in any respect. The Company has delivered to the Investor a true and correct copy of minutes of a meeting of the Board of Directors of the Company at which the Signing Resolutions were duly adopted by the Board of Directors or a unanimous written consent adopting the Signing Resolutions executed by all of the members of the Board of Directors of the Company. Except as set forth in this Agreement, no other approvals or consents of the Company’s Board of Directors, any authorized committee thereof, or stockholders (except as provided in this Agreement) is necessary under applicable laws and the Company’s Certificate of Incorporation or Bylaws to authorize the execution and delivery of the Transaction Documents or any of the transactions contemplated thereby, including, but not limited to, the issuance of the Commitment Shares and the issuance of the Purchase Shares.

(c)         Capitalization. As of the date hereof, the authorized capital stock of the Company is set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. Except as disclosed in the SEC Documents (as defined below), (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement), (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to the Investor true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "Bylaws"), and summaries of the material terms of all securities convertible into or exercisable for Common Stock, if any, and copies of any documents containing the material rights of the holders thereof in respect thereto that are not disclosed in the SEC Documents.

(d)         Issuance of Securities. Upon issuance and payment therefor in accordance with the terms and conditions of this Agreement, the Purchase Shares shall be validly issued, fully paid and nonassessable and free from all taxes, liens, charges, restrictions, rights of first refusal and preemptive rights with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Upon issuance in accordance with the terms and conditions of this Agreement, the Commitment Shares (as defined below in Section 5(e)) shall be validly issued, fully paid and nonassessable and free from all taxes, liens, charges, restrictions, rights of first refusal and preemptive rights with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. 3,266,177 shares of Common Stock (subject to equitable adjustment for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction) have been duly authorized and reserved for issuance upon purchase under this Agreement as Purchase Shares and Commitment Shares.

(e)         No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Purchase Shares and the Commitment Shares) will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its Subsidiaries) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of conflicts, defaults, terminations, amendments, accelerations, cancellations and violations under clause (ii), which could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any Certificate of Designation, Preferences and Rights of any outstanding series of preferred stock of the Company or Bylaws or their organizational charter or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any term of or is in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations or amendments that could not reasonably be expected to have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations, the sanctions for which either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act or applicable state securities laws and the rules and regulations of the Principal Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as set forth elsewhere in this Agreement, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Commencement Date. Except as disclosed in the SEC Documents, since one year prior to the date hereof, the Company has not received nor delivered any notices or correspondence from or to the Principal Market, other than notices with respect to listing of additional shares of Common Stock and other routine correspondence. Except as disclosed in the SEC Documents, the Principal Market has not commenced any delisting proceedings against the Company.

(f)         SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable. None of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Except as set forth in the SEC Documents, other than SEC comment letters relating to the Company’s filings (of which not comments are “open”), the Company has received no notices or correspondence from the SEC for the one year preceding the date hereof. The SEC has not commenced any enforcement proceedings against the Company or any of its Subsidiaries.

(g)         Absence of Certain Changes. Except as disclosed in the SEC Documents, since December 31, 2019, (i) there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its Subsidiaries,(ii) the Company and its Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its Subsidiaries, considered as one entity, or has entered into any transactions not in the ordinary course of business; (iii) there has not been any material disruption, material delay or other material adverse change in (A) the development of any of the Company’s product candidates, (B) the anticipated timeline of pre-clinical or clinical trials to support the development of any of the Company’s product candidates, or (C) the recruitment of candidates for clinical trials to support the development of any of the Company’s product candidates, in each case as a result of the recent outbreak of COVID-19, or as a result of any measures intended to contain the outbreak of COVID-19 imposed by any federal, state, local or foreign government or government agency in any country or region in which the Company, or any of its agents, consultants, advisors or vendors, has assets or properties or conducts business, including, without limitation, any limitations, curtailments, suspensions or closures of businesses, business offices or establishments, schools, properties and other public areas due to quarantines, curfews, travel restrictions, workplace controls, “stay at home” orders, social distancing requirements or guidelines or other public gathering restrictions or limitations; and (iv) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or its Subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other Subsidiaries, by any of the Company’s Subsidiaries on any class of capital stock, or any repurchase or redemption by the Company or any of its Subsidiaries of any class of capital stock. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due.

(h)         Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's or its Subsidiaries' officers or directors in their capacities as such, which could reasonably be expected to have a Material Adverse Effect.

(i)         Acknowledgment Regarding Investor's Status. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor's purchase of the Securities. The Company further represents to the Investor that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

(j)         No Integrated Offering. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the Principal Market on which any of the securities of the Company are listed or designated. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Market.

(k)         Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth in the SEC Documents, none of the Company's material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or, by the terms and conditions thereof, could expire or terminate within two years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of any material trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others, and there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, which could reasonably be expected to have a Material Adverse Effect.

(l)         Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(m)         Title. Except as set forth in the SEC Documents, the Company and its Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects (“Liens”) and, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and its Subsidiaries are in compliance with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(n)         Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

(o)         Regulatory Permits. The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(p)         Tax Status. The Company and each of its Subsidiaries has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(q)         Transactions With Affiliates. Except as set forth in the SEC Documents, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(r)         Application of Takeover Protections. The Company and its board of directors have taken or will take prior to the Commencement Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Investor's ownership of the Securities.

(s)          Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents that will be timely publicly disclosed by the Company, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Registration Statement or the SEC Documents.   The Company understands and confirms that the Investor will rely on the foregoing representation in effecting purchases and sales of securities of the Company.  All of the disclosure furnished by or on behalf of the Company to the Investor regarding the Company, its business and the transactions contemplated hereby is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.  The Company acknowledges and agrees that the Investor neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

(t)         Foreign Corrupt Practices; Money Laundering Laws; OFAC.  Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, the Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened. Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company any of the directors, officers or employees, agents, affiliates or representatives of the Company or its Subsidiaries, is an individual or entity that is, or is owned or controlled by an individual or entity that is: (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the Balkans, Belarus, Burma/Myanmar, Cote D’Ivoire, Cuba, Democratic Republic of Congo, Iran, Iraq, Liberia, Libya, North Korea, Sudan, Syria, Venezuela and Zimbabwe). Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds of the transactions contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity: (i) to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or (ii) in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the transactions contemplated hereby, whether as underwriter, advisor, investor or otherwise). For the past five years, neither the Company nor any of its Subsidiaries has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(u)         Registration Statement. The Company has prepared and filed the Registration Statement with the SEC in accordance with the Securities Act. The Registration Statement was declared effective by order of the SEC on October 20, 2020. The Registration Statement is effective pursuant to the Securities Act and available for the issuance of the Securities thereunder, and the Company has not received any written notice that the SEC has issued or intends to issue a stop order or other similar order with respect to the Registration Statement or the Prospectus or that the SEC otherwise has (i) suspended or withdrawn the effectiveness of the Registration Statement or (ii) issued any order preventing or suspending the use of the Prospectus or any Prospectus Supplement, in either case, either temporarily or permanently or intends or has threatened in writing to do so. The “Plan of Distribution” section of the Prospectus permits the issuance of the Securities under the terms of this Agreement. At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at each deemed effective date thereof pursuant to Rule 430B(f)(2) of the Securities Act, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Base Prospectus and any Prospectus Supplement thereto, at the time such Base Prospectus or such Prospectus Supplement thereto was issued and on the Commencement Date, complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this representation and warranty does not apply to statements in or omissions from any Prospectus Supplement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. The Company meets all of the requirements for the use of a registration statement on Form S-3 pursuant to the Securities Act for the offering and sale of the Securities contemplated by this Agreement in reliance on General Instruction I.B.1. of Form S-3, and the SEC has not notified the Company of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(1) of the Securities Act. The Company hereby confirms that the issuance of the Securities to the Investor pursuant to this Agreement would not result in non-compliance with the Securities Act or any of the General Instructions to Form S-3. The Registration Statement, as of its effective date, meets the requirements set forth in Rule 415(a)(1)(x) pursuant to the Securities Act. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) relating to any of the Securities, the Company was not, and as of the date of this Agreement the Company is not, an Ineligible Issuer (as defined in Rule 405 of the Securities Act). The Company has not distributed any offering material in connection with the offering and sale of any of the Securities, and, until the Investor does not hold any of the Securities, shall not distribute any offering material in connection with the offering and sale of any of the Securities, to or by the Investor, in each case, other than the Registration Statement or any amendment thereto, the Prospectus or any Prospectus Supplement required pursuant to applicable law or the Transaction Documents. The Company has not made and shall not make an offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act.

(v)         DTC Eligibility. The Company, through the Transfer Agent, currently participates in the DTC Fast Automated Securities Transfer (FAST) Program and the Common Stock can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.

(w)         Sarbanes-Oxley. The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002, as amended, which are applicable to it as of the date hereof.

(x)         Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4(x) that may be due in connection with the transactions contemplated by the Transaction Documents.

(y)         Investment Company. The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(z)         Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock pursuant to the Exchange Act nor has the Company received any notification that the SEC is currently contemplating terminating such registration. Except as disclosed in the SEC Documents, the Company has not, in the twelve (12) months preceding the date hereof, received any notice from any Person to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market. Except as disclosed in the SEC Documents, the Company is in compliance with all such listing and maintenance requirements.

(aa)         Accountants. The Company’s accountants are set forth in the SEC Documents and, to the knowledge of the Company, such accountants are an independent registered public accounting firm as required by the Securities Act.

(bb)         No Market Manipulation. The Company has not, and to its knowledge no Person acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(cc)    Benefit Plans; Labor Matters. Each benefit and compensation plan, agreement, policy and arrangement that is maintained, administered or contributed to by the Company for current or former employees or directors of, or independent contractors with respect to, the Company has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, and the Company has complied in all material respects with all applicable statutes, orders, rules and regulations in regard to such plans, agreements, policies and arrangements. Since December 31, 2019, each stock option granted under any equity incentive plan of the Company (each, a “Stock Plan”) was granted with a per share exercise price no less than the market price per common share on the grant date of such option in accordance with the rules of the Principal Market, and no such grant involved any “back-dating,” or similar practice with respect to the effective date of such grant; each such option (i) was granted in compliance in all material respects with Applicable Laws and with the applicable Stock Plan(s), (ii) was duly approved by the Board of Directors or a duly authorized committee thereof, and (iii) has been properly accounted for in the Company’s financial statements and disclosed, to the extent required, in the Company’s filings or submissions with the SEC, and the Principal Market. No labor problem or dispute with the employees of the Company exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors, that would have a Material Adverse Effect.

(dd)    Regulatory. During the 12-month period immediately preceding the date hereof, except as described in the SEC Documents, the Company and each of its Subsidiaries: (A) is and at all times has been to the Company’s knowledge in material compliance with all applicable U.S. and foreign statutes, rules, regulations, or guidance applicable to Company and each of its Subsidiaries (“Applicable Laws”), except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (B) have not received any notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration or any other federal, state, or foreign governmental authority having authority over the Company (“Governmental Authority”) alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”);(C) possess all material Authorizations and such material Authorizations are valid and in full force and effect and are not in violation of any term of any such material Authorizations; (D) have not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product, operation or activity is in violation of any Applicable Laws or Authorizations and have no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) have not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and the Company has no knowledge that any such Governmental Authority is considering such action; and (F) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or material Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission). During the 12-month period immediately preceding the date hereof, to the Company’s knowledge, the studies, tests and preclinical and clinical trials conducted by or on behalf of the Company were and, if still pending, are, in all material respects, being conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Applicable Laws, including, without limitation, the United States Federal Food, Drug and Cosmetic Act and the laws, rules and regulations of the Therapeutic Products Directorate, the European Medicines Agency, the European Commission’s Enterprise Directorate General and the regulatory agencies within each Member State granting Marketing Authorization through the Mutual Recognition Procedure or any other federal, provincial, state, local or foreign governmental or quasi-governmental body exercising comparable authority; the descriptions of the results of such studies, tests and trials contained in the SEC Documents are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; the descriptions in the SEC Documents of the results of such clinical trials are consistent in all material respects with such results and to the Company’s knowledge there are no other studies or other clinical trials whose results are materially inconsistent with or otherwise materially call into question the results described or referred to in the SEC Documents; and the Company has not received any notices or correspondence from any Governmental Authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company or its Subsidiaries. The Company has concluded that it uses commercially reasonable efforts to review, from time to time, the progress and results of the studies, tests and preclinical and clinical trials and, based upon (i) the information provided to the Company by the third parties conducting such studies, tests, preclinical studies and clinical trials that are described in the SEC Documents and the Company’s review of such information, and (ii) the Company’s actual knowledge, the Company reasonably believes that the descriptions in the SEC Document of the results of such studies, tests, preclinical studies and clinical trials are accurate and complete in all material respects.

(ee)       Information Technology. The Company’s and the Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) operate and perform in all material respects as required in connection with the operation of the business of the Company and the Subsidiaries as currently conducted. The Company, and the Subsidiaries maintain commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”) processed and stored thereon, and to the knowledge of the Company, there have been no breaches, incidents, violations, outages, compromises or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and the Subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except for any such noncompliance that would not have a Material Adverse Effect.

(ff)         Shell Company Status. The Company is not currently, and has not been during the three-year period prior to the date hereof, an issuer identified in Rule 144(i)(1) under the Securities Act. The Company has filed current “Form 10 information” (as defined in Rule 144(i)(3) under the Securities Act) with the SEC at least three years prior to the date hereof reflecting its status as an entity that is not a shell company.

5.	COVENANTS.

(a)         Filing of Current Report and Initial Prospectus Supplement. The Company agrees that it shall, not later than 9:00 a.m., Eastern Time, on the Business Day immediately following the date of this Agreement, file with the SEC a current report on Form 8-K, which shall include a description of the material terms and conditions of the Transaction Documents and shall attach as exhibits thereto a copy of the execution version of each of this Agreement and the Registration Rights Agreement (the “Current Report”). The Company further agrees that it shall, on the date hereof, file with the SEC the Initial Prospectus Supplement pursuant to Rule 424(b) under the Securities Act, in the form agreed upon by the Investor prior to such filing, specifically relating to the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents, containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430B under the Securities Act, and disclosing all information relating to the transactions contemplated hereby required to be disclosed in the Registration Statement and the Prospectus as of the date of the Initial Prospectus Supplement, including, without limitation, information required to be disclosed in the section captioned “Plan of Distribution” in the Prospectus, pursuant to and in accordance with the terms of the Registration Rights Agreement.

(b)         Blue Sky. The Company shall take all such action, if any, as is reasonably necessary in order to obtain an exemption for or to register or qualify (i) the issuance of the Commitment Shares and the issuance and sale of the Purchase Shares to the Investor under this Agreement and (ii) any subsequent resale of the Securities by the Investor, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Investor from time to time, and shall provide evidence of any such action so taken to the Investor.

(c)         Listing/DTC. The Company shall promptly secure the listing of all of the Purchase Shares and Commitment Shares to be issued to the Investor hereunder on the Principal Market (subject to official notice of issuance) and upon each other national securities exchange or automated quotation system, if any, upon which the Common Stock is then listed, and shall use commercially reasonable efforts to maintain, so long as any shares of Common Stock shall be so listed, such listing of all such Securities from time to time issuable hereunder. The Company shall use commercially reasonable efforts to maintain the listing of the Common Stock on the Principal Market and shall comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules and regulations of the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action that would reasonably be expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall promptly, and in no event later than the following Business Day, provide to the Investor copies of any notices it receives from any Person regarding the continued eligibility of the Common Stock for listing on the Principal Market; provided, however, that the Company shall not be required to provide the Investor copies of any such notice that the Company reasonably believes constitutes material non-public information and the Company would not be required to publicly disclose such notice in any report or statement filed with the SEC and under the Exchange Act or the Securities Act. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(c). The Company shall take all action necessary to ensure that its Common Stock can be transferred electronically as DWAC Shares.

(d)         Prohibition of Short Sales and Hedging Transactions. The Investor agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in Section 11, the Investor and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

(e)         Issuance of Commitment Shares. In consideration for the Investor’s execution and delivery of this Agreement, the Company shall cause to be issued to the Investor a total of 75,000 shares of Common Stock (the “Initial Commitment Shares”), concurrently with the issuance of the 373,832 Purchase Shares and 5,000 Additional Commitment Shares to be issued to the Investor in the Initial Purchase, and on the Commencement Date shall deliver to the Transfer Agent the Irrevocable Transfer Agent Instructions directing the Transfer Agent to issue the 75,000 Initial Commitment Shares simultaneously with the issuance of the 373,832 Purchase Shares and the 5,000 Additional Commitment Shares to be issued to the Investor in the Initial Purchase. The Company shall cause to be issued to the Investor up to 50,000 shares of Common Stock (the “Additional Commitment Shares” and, collectively with the Initial Commitment Shares, the “Commitment Shares”), as follows: in connection with each purchase of Purchase Shares hereunder (including, without limitation, the Initial Purchase), the Company shall issue to the Investor a number of shares of Common Stock equal to the product of (i) 50,000 and (y) the Purchase Amount Fraction. The “Purchase Amount Fraction” shall mean a fraction, the numerator of which is the Purchase Amount purchased by the Investor with respect to such purchase of Purchase Shares and the denominator of which is Twenty Million Dollars ($20,000,000). The Additional Commitment Shares shall be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction. For the avoidance of doubt, (1) all of the Initial Commitment Shares shall be fully earned as of the date of the Initial Purchase, irrespective of any subsequent termination of this Agreement and (2) the Additional Commitment Shares shall be fully earned as of the date of their issuance pursuant to this Agreement, irrespective of any subsequent termination of this Agreement.

(f)         Due Diligence; Non-Public Information. The Investor shall have the right, from time to time as the Investor may reasonably deem appropriate and upon reasonable advance notice to the Company, to perform reasonable due diligence on the Company during normal business hours. The Company and its officers and employees shall provide information and reasonably cooperate with the Investor in connection with any reasonable request by the Investor related to the Investor's due diligence of the Company. Each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party. The Company confirms that neither it nor any other Person acting on its behalf shall provide the Investor or its agents or counsel with any information that constitutes or might constitute material, non-public information, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company or any Person acting on its behalf (as determined in the reasonable good faith judgment of the Investor), in addition to any other remedy provided herein or in the other Transaction Documents, if the Investor is holding any Securities at the time of the disclosure of material, non-public information, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company; provided the Investor shall have first provided notice to the Company that it believes it has received information that constitutes material, non-public information, the Company shall have at least two (2) Business Days to publicly disclose such material, non-public information prior to any such disclosure by the Investor, the Company shall have failed to demonstrate to the Investor in writing within such time period that such information does not constitute material, non-public information, and the Company shall have failed to publicly disclose such material, non-public information within such time period. The Investor shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure. The Company understands and confirms that the Investor shall be relying on the foregoing covenants in effecting transactions in securities of the Company.

(g)          Purchase Records. The Investor and the Company shall each maintain records showing the remaining Available Amount at any given time and the dates and Purchase Amounts for the Initial Purchase and each Regular Purchase, Accelerated Purchase and Additional Accelerated Purchase or shall use such other method, reasonably satisfactory to the Investor and the Company.

(h)          Taxes. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock to the Investor made under this Agreement.

(i)         Use of Proceeds. The Company will use the net proceeds from the offering as described in the Prospectus.

(j)         Other Transactions. The Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents, including, without limitation, the obligation of the Company to deliver the Securities to the Investor in accordance with the terms of the Transaction Documents.

(k)         No Aggregation. From and after the date of this Agreement, neither the Company, nor or any of its affiliates will, and the Company shall use its commercially reasonable efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would reasonably be expected to cause this offering of the Securities by the Company to the Investor to be aggregated with other offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the Principal Market on which any of the securities of the Company are listed or designated unless stockholder approval is obtained before the closing of such subsequent transaction in accordance with the rules of such Principal Market.

(l)         Limitation on Similar Transactions. From and after the date of this Agreement until the earlier of: (i) the Maturity Date and (ii) if this Agreement is terminated by either party or automatically terminates prior to the Maturity Date in accordance with Section 11 of this Agreement (excluding subsection (e) of Section 11), the 12-month anniversary of the effective date of such termination pursuant to Section 11, the Company and its Subsidiaries shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or any combination of units thereof) in any “equity line of credit” or other similar continuous offering in which the Company may offer, issue or sell Common Stock or Common Stock Equivalents (or any combination of units thereof) at a future determined price, other than in connection with an Exempt Issuance. The Investor shall be entitled to seek injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required. “Common Stock Equivalents” means any securities of the Company or its Subsidiaries which entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock. “Exempt Issuance” means the issuance of (a) any Securities issued to the Investor pursuant to this Agreement, (b) any securities issued upon the exercise or exchange of or conversion of any Common Stock or Common Stock Equivalents owned or held, directly or indirectly, by the Investor at any time, (c) any securities, including, without limitation, Common Stock or Common Stock Equivalents (or any combination of units thereof), issuable to the Investor or any of its affiliates or designees pursuant to any other agreement or arrangement between the Investor or any of its affiliates or designees, on the one hand, and the Company or any of its Subsidiaries, on the other hand, entered into after the date of this Agreement, if any, or (d) Common Stock issued pursuant to an “at-the-market offering” by the Company exclusively through a registered broker-dealer acting as agent of the Company pursuant to a written agreement between the Company and such registered broker-dealer only.

6.	TRANSFER AGENT INSTRUCTIONS.

On the date of this Agreement, the Company shall issue to the Transfer Agent (and any subsequent transfer agent) irrevocable instructions, in the form substantially similar to those used by the Investor in substantially similar transactions, to issue the Purchase Shares, the Initial Commitment Shares and the Additional Commitment Shares in accordance with the terms of this Agreement (the “Irrevocable Transfer Agent Instructions”). All Securities to be issued to or for the benefit of the Investor pursuant to this Agreement shall be issued as DWAC Shares. The Company represents and warrants to the Investor that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 6 will be given by the Company to the Transfer Agent with respect to the Securities, and the Securities shall otherwise be freely transferable on the books and records of the Company. If the Investor effects a sale, assignment or transfer of the Purchase Shares or the Commitment Shares, the Company shall permit the transfer and shall promptly instruct the Transfer Agent (and any subsequent transfer agent) to issue DWAC Shares in such name and in such denominations as specified by the Investor to effect such sale, transfer or assignment. The Company shall take all actions to carry out the intent and accomplish the purposes of this Section 6, including, without limitation, delivering or causing to be delivered all such legal opinions, consents, certificates, resolutions and instructions to the Transfer Agent, and any successor transfer agent of the Company, as may be requested from time to time by the Investor or necessary or desirable to carry out the intent and accomplish the purposes of this Section 6, and all fees and costs associated therewith shall be borne by the Company.

7.	CONDITIONS TO THE COMPANY'S RIGHT TO COMMENCE SALES OF SHARES OF COMMON STOCK.

The right of the Company hereunder to commence sales of the Purchase Shares on the Commencement Date is subject to the satisfaction or, where legally permissible, the waiver of each of the following conditions:

(a)         The Investor shall have executed each of the Transaction Documents and delivered the same to the Company;

(b)         No stop order with respect to the Registration Statement shall be pending or threatened by the SEC; and

(c)         The representations and warranties of the Investor shall be true and correct in all material respects as of the date hereof and as of the Commencement Date as though made at that time.

8.	CONDITIONS TO THE INVESTOR'S OBLIGATION TO PURCHASE SHARES OF COMMON STOCK.

The obligation of the Investor to buy Purchase Shares under this Agreement is subject to the satisfaction or, where legally permissible, the waiver of each of the following conditions on or prior to the Commencement Date:

(a)         The Company shall have executed each of the Transaction Documents and delivered the same to the Investor;

(b)         The Common Stock shall be listed or quoted on the Principal Market, trading in the Common Stock shall not have been within the last 365 days suspended by the SEC or the Principal Market, and all Securities to be issued by the Company to the Investor pursuant to this Agreement shall have been approved for listing or quotation on the Principal Market in accordance with the applicable rules and regulations of the Principal Market, subject only to official notice of issuance;

(c)         The Investor shall have received the opinions of the Company's legal counsel dated as of the Commencement Date substantially in the form heretofore agreed by the parties hereto;

(d)         The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 above, in which case, the portion of such representations and warranties so qualified shall be true and correct without further qualification) as of the date hereof and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date. The Investor shall have received a certificate, executed by the CEO, President or CFO of the Company, dated as of the Commencement Date, to the foregoing effect in the form attached hereto as Exhibit A;

(e)         The Board of Directors of the Company shall have adopted resolutions substantially in the form attached hereto as Exhibit B, which shall be in full force and effect without any amendment or supplement thereto as of the Commencement Date;

(f)         As of the Commencement Date, the Company shall have reserved out of its authorized and unissued Common Stock, a total of 3,266,177 shares of Common Stock, solely for the purpose of effecting purchases of Purchase Shares and for delivering Commitment Shares hereunder;

(g)         The Irrevocable Transfer Agent Instructions shall have been delivered to and acknowledged in writing by the Company and the Company's Transfer Agent, and the Initial Commitment Shares required to have been issued on the Commencement Date in accordance with Section 5(e) hereof shall have been issued directly to the Investor electronically as DWAC Shares;

(h)         The Company shall have delivered to the Investor a certificate evidencing the incorporation and good standing of the Company in the State of Delaware issued by the Secretary of State of the State of Delaware as of a date within ten (10) Business Days of the Commencement Date;

(i)         The Company shall have delivered to the Investor a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) Business Days of the Commencement Date;

(j)         The Company shall have delivered to the Investor a secretary's certificate executed by the Secretary of the Company, dated as of the Commencement Date, in the form attached hereto as Exhibit C;

(k)         The Registration Statement shall continue to be effective and no stop order with respect to the Registration Statement shall be pending or threatened by the SEC. The Company shall have a maximum dollar amount certain of Common Stock registered under the Registration Statement which is sufficient to issue to the Investor not less than (i) the full Available Amount worth of Purchase Shares plus (ii) all of the Commitment Shares. The Quarterly Report and the Initial Prospectus Supplement each shall have been filed with the SEC, as required pursuant to Section 5(a) and in compliance with Registration Rights Agreement, and copies of the Prospectus shall have been delivered to the Investor in accordance with Registration Rights Agreement. The Prospectus shall be current and available for issuances and sales of all of the Securities by the Company to the Investor, and for the resale of all of the Securities by the Investor. Any other Prospectus Supplements required to have been filed by the Company with the SEC under the Securities Act at or prior to the Commencement Date shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Securities Act. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC at or prior to the Commencement Date pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act;

(l)         No Event of Default has occurred, or any event which, after notice and/or lapse of time, would become an Event of Default has occurred;

(m)         All federal, state and local governmental laws, rules and regulations applicable to the transactions contemplated by the Transaction Documents and necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been complied with, and all consents, authorizations and orders of, and all filings and registrations with, all federal, state and local courts or governmental agencies and all federal, state and local regulatory or self-regulatory agencies necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been obtained or made, including, without limitation, in each case those required under the Securities Act, the Exchange Act, applicable state securities or “Blue Sky” laws or applicable rules and regulations of the Principal Market, or otherwise required by the SEC, the Principal Market or any state securities regulators;

(n)         No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any federal, state, local or foreign court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents; and

(o)         No action, suit or proceeding before any federal, state, local or foreign arbitrator or any court or governmental authority of competent jurisdiction shall have been commenced or threatened by a third party, and no inquiry or investigation by any federal, state, local or foreign governmental authority of competent jurisdiction shall have been commenced or threatened, against the Company, or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions.

9.	INDEMNIFICATION.

In consideration of the Investor's execution and delivery of the Transaction Documents and acquiring the Securities hereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and all of its affiliates, stockholders, members, officers, directors, employees and direct or indirect investors and any of the foregoing Person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, other than, in the case of clause (c), with respect to Indemnified Liabilities which directly and primarily result from the fraud, gross negligence or willful misconduct of an Indemnitee. The indemnity in this Section 9 shall not apply to amounts paid in settlement of any claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Payment under this indemnification shall be made within thirty (30) days from the date the Indemnitee makes written request for it; provided, however, that the Indemnitee must undertake to repay any amounts paid to it hereunder if it is ultimately determined, by a final and non-appealable order of a court of competent jurisdiction, that the Indemnitee is not entitled to be indemnified against such Indemnified Liabilities by the Company pursuant to this Agreement. A certificate containing reasonable detail as to the amount of such indemnification submitted to the Company by Investor shall be conclusive evidence, absent manifest error, of the amount due from the Company to Investor. If any action shall be brought against any Indemnitee in respect of which indemnity may be sought pursuant to this Agreement, such Indemnitee shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnitee. Any Indemnitee shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Indemnitee, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.

10.	EVENTS OF DEFAULT.

An "Event of Default" shall be deemed to have occurred at any time as any of the following events occurs:

(a)         the effectiveness of the Registration Statement registering the Securities lapses for any reason (including, without limitation, the issuance of a stop order or similar order), the Registration Statement or the Prospectus is unavailable for the sale by the Company to the Investor (or the resale by the Investor) of any or all of the Securities to be issued to the Investor under the Transaction Documents (including, without limitation, as a result of any failure of the Company to satisfy all of the requirements for the use of a registration statement on Form S-3 pursuant to the Securities Act for the offering and sale of the Securities contemplated by this Agreement), and any such lapse or unavailability continues for a period of ten (10) consecutive Business Days or for more than an aggregate of thirty (30) Business Days in any 365-day period;

(b)         the suspension of the Common Stock from trading or the failure of the Common Stock, including the Securities, to be listed on the Principal Market for a period of one (1) Business Day, provided that the Company may not direct the Investor to purchase any shares of Common Stock during any such suspension;

(c)         the delisting of the Common Stock from The Nasdaq Capital Market, provided, however, that the Common Stock, including the Securities, is not immediately thereafter trading on the New York Stock Exchange, The Nasdaq Global Market, The Nasdaq Global Select Market, the NYSE American, the NYSE Arca, the OTC Bulletin Board or OTC Markets (or nationally recognized successor to any of the foregoing);

(d)         the failure for any reason by the Transfer Agent to issue to the Investor (i) the 75,000 Initial Commitment Shares, and the 373,832 Purchase Shares and 5,000 Additional Commitment Shares to be issued to the Investor in the Initial Purchase, in each case within two (2) Business Days after the date of the Initial Purchase, (ii) the remaining 45,000 Additional Commitment Shares to the Investor within two (2) Business Days after the date on which the Investor is entitled to receive such Additional Commitment Shares pursuant to Section 5(e) hereof, or (iii) Purchase Shares to the Investor within two (2) Business Days after the applicable Regular Purchase Date, Accelerated Purchase Date or Additional Accelerated Purchase Date on which the Investor is entitled to receive such Purchase Shares;

(e)         the Company breaches any representation, warranty, covenant or other term or condition under any Transaction Document if such breach would reasonably be expected to have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five (5) Business Days;

(f)         if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

(g)         if the Company, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors or is generally unable to pay its debts as the same become due;

(h)         a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company or any Subsidiary;

(i)         if, at any time, the Company is not eligible to transfer its Common Stock electronically as DWAC Shares; or

(j)         if, at any time after the Commencement Date, the Exchange Cap is reached (to the extent such Exchange Cap is applicable pursuant to Section 2(g) hereof), and the stockholder approval referred to in Section 2(g)(i) has not been obtained in accordance with the applicable rules of The Nasdaq Stock Market.

In addition to any other rights and remedies under applicable law and this Agreement, so long as an Event of Default has occurred and is continuing, or if any event which, after notice and/or lapse of time, would reasonably be expected to become an Event of Default has occurred and is continuing, the Company shall not deliver to the Investor any Regular Purchase Notice, Accelerated Purchase Notice or Additional Accelerated Purchase Notice.

11.	TERMINATION

This Agreement may be terminated only as follows:

(a)         If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company which is not discharged within 90 days, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors (any of which would be an Event of Default as described in Sections 10(f), 10(g) and 10(h) hereof), this Agreement shall automatically terminate without any liability or payment to the Company (except as set forth below) without further action or notice by any Person.

(b)         In the event that the Commencement shall not have occurred on or before March 31, 2021, due to the failure to satisfy the conditions set forth in Sections 7 and 8 above with respect to the Commencement, either the Company or the Investor shall have the option to terminate this Agreement at the close of business on such date or thereafter without liability of any party to any other party (except as set forth below); provided, however, that the right to terminate this Agreement under this Section 11(b) shall not be available to any party if such party is then in breach of any covenant or agreement contained in this Agreement or any representation or warranty of such party contained in this Agreement fails to be true and correct such that the conditions set forth in Section 7(c) or Section 8(d), as applicable, could not then be satisfied.

(c)          At any time after the Commencement Date, the Company shall have the option to terminate this Agreement for any reason or for no reason by delivering notice (a “Company Termination Notice”) to the Investor electing to terminate this Agreement without any liability whatsoever of any party to any other party under this Agreement (except as set forth below). The Company Termination Notice shall not be effective until one (1) Business Day after it has been received by the Investor.

(d)         This Agreement shall automatically terminate on the date that the Company sells and the Investor purchases the full Available Amount as provided herein, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).

(e)         If, for any reason or for no reason, the full Available Amount has not been purchased in accordance with Section 2 of this Agreement by the Maturity Date, this Agreement shall automatically terminate on the Maturity Date, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).

Except as set forth in Sections 11(a) (in respect of an Event of Default under Sections 10(f), 10(g) and 10(h)), 11(d) and 11(e), any termination of this Agreement pursuant to this Section 11 shall be effected by written notice from the Company to the Investor, or the Investor to the Company, as the case may be, setting forth the basis for the termination hereof. The representations and warranties of the Company and the Investor contained in Sections 3 and 4 hereof, the indemnification provisions set forth in Section 9 hereof and the agreements and covenants set forth in Sections 5, 6, 10, 11 and 12 shall survive the Commencement and any termination of this Agreement. No termination of this Agreement shall (i) affect the Company’s or the Investor’s rights or obligations under (A) this Agreement with respect to pending Regular Purchases, Accelerated Purchases, Additional Accelerated Purchases or Initial Purchase and the Company and the Investor shall complete their respective obligations with respect to any pending Regular Purchases, Accelerated Purchases, Additional Accelerated Purchases and Initial Purchase under this Agreement and (B) the Registration Rights Agreement, which shall survive any such termination in accordance with its terms, or (ii) be deemed to release the Company or the Investor from any liability for intentional misrepresentation or willful breach of any of the Transaction Documents.

12.	MISCELLANEOUS.

(a)         Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement, the Registration Rights Agreement and the other Transaction Documents shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Illinois, County of Cook, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)         Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(c)         Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)         Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)         Entire Agreement. The Transaction Documents supersede all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the subject matter thereof, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. The Company acknowledges and agrees that is has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in the Transaction Documents.

(f)         Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt when sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

BioCardia, Inc.
125 Shoreway Road, Suite B
San Carlos, California 94070

Telephone:	(650) 226-0120
E-mail:	paltman@biocardia.com
Attention:	Peter Altman

With a copy to (which shall not constitute notice or service of process):

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, CA 94304

Telephone:	650-493-9300
Facsimile:	650-493-6811
E-mail:	mdanaher@wsgr.com
Attention:	Michael Danaher

If to the Investor:

Lincoln Park Capital Fund, LLC

440 North Wells, Suite 410

Chicago, IL 60654

Telephone:	(312) 822-9300
Facsimile:	(312) 822-9301
E-mail:	jscheinfeld@lpcfunds.com/jcope@lpcfunds.com
Attention:	Josh Scheinfeld/Jonathan Cope

With a copy to (which shall not constitute notice or service of process):

Dorsey & Whitney LLP

51 West 52nd Street

New York, NY 10019

Telephone:	(212) 415-9214
Facsimile:	(212) 953-7201
E-mail:	marsico.anthony@dorsey.com
Attention:	Anthony J. Marsico, Esq.

If to the Transfer Agent:

Continental Stock Transfer & Trust Company, LLC

1 State Street 30th Floor

New York, NY 10004

Telephone:	212-845-3277
Attention:	Henry Farrell

or at such other address, email address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender's facsimile machine or email account containing the time, date, and recipient facsimile number or email address, as applicable, and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and any permitted successors and assigns of the Company. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including by merger or consolidation. The Investor may not assign its rights or obligations under this Agreement.

(h)         No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and any permitted successors and assigns of the Company and, except as set forth in Section 9, is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)         Publicity. The Company shall afford the Investor and its counsel with the opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all such comments from the Investor or its counsel on, any press release, SEC filing or any other public disclosure by or on behalf of the Company relating to the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby, not less than 24 hours prior to the issuance, filing or public disclosure thereof. The Investor must be provided with a final version of any such press release, SEC filing or other public disclosure at least 24 hours prior to any release, filing or use by the Company thereof. The Company agrees and acknowledges that its failure to fully comply with this provision constitutes a Material Adverse Effect.

(j)         Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to consummate and make effective, as soon as reasonably possible, the Commencement, and to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)         No Financial Advisor, Placement Agent, Broker or Finder. The Company represents and warrants to the Investor that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Investor represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Company shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out of pocket expenses) arising in connection with any such claim.

(l)         No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)         Remedies, Other Obligations, Breaches and Injunctive Relief. The Investor’s remedies provided in this Agreement, including, without limitation, the Investor’s remedies provided in Section 9, shall be cumulative and in addition to all other remedies available to the Investor under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Investor contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Investor's right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(n)         Enforcement Costs. If: (i) this Agreement is placed by the Investor in the hands of an attorney for enforcement or is enforced by the Investor through any legal proceeding; (ii) an attorney is retained to represent the Investor in any bankruptcy, reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this Agreement; or (iii) an attorney is retained to represent the Investor in any other proceedings whatsoever in connection with this Agreement, then the Company shall pay to the Investor, as incurred by the Investor, all reasonable costs and expenses including reasonable attorneys' fees incurred in connection therewith, in addition to all other amounts due hereunder.

(o)         Amendment; Waiver; Failure or Indulgence Not Waiver. No provision of this Agreement may be amended other than by a written instrument signed by both parties hereto. No provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

** Signature Page Follows **

IN WITNESS WHEREOF, the Investor and the Company have caused this Agreement to be duly executed as of the date first written above.

THE COMPANY:

BIOCARDIA, INC.

By:	/s/ Peter Altman
Name:	Peter Altman
Title:	President and Chief Executive Officer

INVESTOR:

LINCOLN PARK CAPITAL FUND, LLC
BY: LINCOLN PARK CAPITAL, LLC
BY: ROCKLEDGE CAPITAL CORPORATION

By:	/s/ Josh Scheinfeld
Name:	Josh Scheinfeld
Title:	President

EXHIBITS

Exhibit A	Form of Officer’s Certificate
Exhibit B	Form of Resolutions of Board of Directors of the Company
Exhibit C	Form of Secretary’s Certificate